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                                                                    EXHIBIT 10.2

                 THIRD AMENDED AND RESTATED INVESTOR AGREEMENT


     THIS THIRD AMENDED AND RESTATED INVESTOR AGREEMENT (this "Agreement"), dated as of September 9, 1997, is by and between Security Capital Pacific Trust, a Maryland real estate investment trust (the "Company"), and Security Capital Group Incorporated, a Maryland corporation ("SCG").

                              W I T N E S S E T H
                              -------------------

     WHEREAS, the Company and SCG have entered into that certain Merger and Issuance Agreement, dated as of March 24, 1997, as amended (the "Merger Agreement"), pursuant to which, among other things, SCG will cause certain of its subsidiaries to be merged into a subsidiary of the Company in exchange for the Company's common shares of beneficial interest, $0.01 par value per share (the "Common Shares");

     WHEREAS, the Company and SCG are parties to that certain Investor Agreement, dated and amended and restated as of February 23, 1990, which was further amended by that certain Amended and Restated Investor Agreement dated as of May 14, 1991, by that certain Supplemental Agreement dated as of May 14, 1991, and by that certain Second Amended and Restated Investor Agreement dated as of July 11, 1994 (as so amended and restated and further amended, the "Original Agreement");

     WHEREAS, the Company and SCG have also entered into that certain Supplemental Investment Agreement, dated as of October 1, 1991, that certain Second Supplemental Investment Agreement dated as of December 7, 1993, and that certain Third Supplemental Investment Agreement dated as of December 6, 1994 (collectively the "Investment Agreements");

     WHEREAS, the Company and SCG desire to amend and restate the Original Agreement to clarify certain ambiguities and update the Original Agreement, to consolidate the provisions of the Investment Agreements with the provisions of the Original Agreement and thereby terminate the Investment Agreements, and to reflect the continuing relationship between the Company and SCG after consummation of the transactions contemplated by the Merger Agreement (the "Transaction"); and

     WHEREAS, the execution and delivery of this Agreement is a condition to the consummation of the Transaction.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. In addition to the terms defined elsewhere herein, the following terms shall have the following meanings:
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     "Affiliate" shall have the meaning ascribed thereto in Rule 12b-2 under the
Exchange Act as in effect on the date hereof; provided, that neither party hereto shall be deemed to be an Affiliate of the other party hereto for purposes of this Agreement unless otherwise stated herein.

     "Approval Rights" shall have the meaning set forth in Section 5(d) of this Agreement.

     "Beneficial Owner" shall mean any Person deemed to be a "Beneficial Owner" of or to "Beneficially Own" any Common Shares in accordance with the term "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act.

     "Board" shall mean the Board of Trustees of the Company.

     "Bylaws" shall mean the Company's Amended and Restated Bylaws, as now in effect or as amended from time to time.

     "Capital Expenditures" shall mean, on an annual basis, an amount equal to the product of (a) the sum of the total square footage with respect to all completed properties of the Company and its consolidated subsidiaries as of the last day of each of the immediately preceding five calendar quarters, divided by five, and (b) $0.15.

     "Commission" shall mean the Securities and Exchange Commission or any successor agency or entity thereto.

     "Common Shares" shall have the meaning set forth in the preamble of this Agreement.

     "Company" shall have the meaning set forth in the first paragraph of this Agreement.

     "Declaration of Trust" shall mean the Company's Restated Declaration of Trust, as amended and supplemented, as now in effect or as amended from time to time.

     "Disqualified Shares" shall mean any of the Company's shares of beneficial interest which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) (a) matures or is subject to mandatory redemption, pursuant to a sinking fund obligation or otherwise, (b) is convertible into or exchangeable or exercisable for a Liability or Disqualified Shares during the term of this Agreement, (c) is redeemable during the term of this Agreement at the option of the holder of such security or (d) otherwise requires any payments by the Company during the term of this Agreement.

     "Distribution" shall mean, with respect to any shares of beneficial interest or other equity security of the Company, (a) the retirement, redemption, purchase or other acquisition for value of those securities by the Company, (b) the declaration or payment of any dividend on or with respect to those securities by the Company, (c) any loan or advance by the Company to, or other investment by the Company in, the holder of any of those securities and
(d) any other payment by the Company with respect to those securities.

     "Fixed Charge Coverage Ratio" shall mean, as of any date, the ratio of
(a)(i) Funds from Operations, plus (ii) Interest Expense, minus (iii) Capital Expenditures, to (b) the sum of (i)

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Interest Expense, plus (ii) Distributions of any kind or character or other proceeds paid or payable with respect to Disqualified Shares, plus (iii) any regularly scheduled principal payments on Total Indebtedness (excluding (1) any regularly scheduled principal payments on Company's revolving line of credit with Texas Commerce Bank National Association and Wells Fargo Realty Advisors Funding, Incorporated, or any renewals, extensions or replacements thereof, and
(2) any regularly scheduled principal payments on any Total Indebtedness which pays such Total Indebtedness in full, but only to the extent that the amount of such final payment is greater than the scheduled principal payment immediately preceding such final payment), in each case for the four fiscal quarters ending on the date of determination.

     "Funds from Operations" shall mean for the Company and its consolidated subsidiaries, net income plus depreciation and amortization (exclusive of amortization of financing costs), all as determined in accordance with generally accepted accounting principles; provided, that there shall not be included in such calculation (a) any proceeds of any insurance policy other than rental or business interruption insurance received by the Company, (b) any gain or loss which is classified as "extraordinary" in accordance with generally accepted accounting principles or (c) capital gains and taxes on capital gains (in each case exclusive of such amounts that are attributable to PTR Development Services Incorporated). Funds from Operations shall be calculated as if all minority interests in the Company's consolidated subsidiaries have been converted into capital securities of the Company. Funds from Operations shall not be increased or decreased by gains or losses from sales of properties (in each case exclusive of amounts that are attributable to PTR Development Services Incorporated).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Group" shall have the meaning assigned thereto in Section 13(d)(3) of the Exchange Act.

     "Interest Expense" shall mean all of the Company's paid, accrued or capitalized interest expense on it Total Indebtedness (whether direct, indirect, or contingent, and including interest on all convertible liabilities), but excluding Interest Expense that is not paid or payable in cash and excluding Interest Expense for the construction of Company projects which is capitalized in accordance with generally accepted accounting principles.

     "Interest Expense Coverage Ratio" shall mean, as of any date, the ratio of
(a) the sum of (i) the Company's Funds from Operations and (ii) the Company's Interest Expense to (b) the sum of (i) Interest Expense and (ii) Distributions of any kind or character or other proceeds paid or payable with respect to Disqualified Shares, of the Company and is consolidated subsidiaries for the four fiscal quarters ending on the date of determination.

     "Liabilities" shall mean, without duplication, (a) any obligations required by generally accepted accounting principles to be classified upon the Company's balance sheet as liabilities, (b) any liabilities secured (or for which the holder of the Liability has an existing right, remedy, power or privilege, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by the Company, (c) any obligations that have been (or under generally accepted accounting principles should be) capitalized for financial reporting purposes and (d) any guaranties, endorsements and other contingent obligations with respect to Liabilities or obligations of others.

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     "Lien" shall mean any lien, mortgage, security interest, pledge, assignment, charge, title retention, agreement or encumbrance of any kind and any other substantially similar arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners.

     "Lender" shall have the meaning set forth in Section 7(i) of this Agreement.

     "Member" shall have the meaning set forth in Section 4 of this Agreement.

     "Nominee" shall have the meaning set forth in Section 5(a) of this Agreement.

     "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, or other entity.

     "Registrable Securities" shall have the meaning set forth in Section 7(h) of this Agreement.

     "SCG" shall have the meaning set forth in the first paragraph of this Agreement.

     "SCG Group" shall have the meaning set forth in Section 4 of this Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Senior Officer" shall mean any Senior Vice President, Managing Director, President, Chairman or Co-Chairman of the Company.

     "Total Indebtedness" shall mean all Liabilities of the Company that are (a) a Liability for borrowed money, (b) evidenced by bonds, debentures, notes or similar instruments, (c) an obligation to pay the deferred purchase price of property or services, except trade payables arising in the ordinary course of business, (d) secured by a Lien existing on any property or any interest therein, whether or not such Liability shall have been assumed by the Company,
(e) any capital lease or sublease that has been (or under generally accepted accounting principles should be) capitalized on a balance sheet, (f) a guaranty, endorsement or other contingent obligation (other than endorsements in the ordinary course of business of negotiable or documents for deposit or collection) and (g) accounts payable, dividends of any kind or character or other proceeds payable with respect to any shares, accrued expenses and other liabilities which in the aggregate are in excess of 5% of the amount of the Company's total assets (determined in accordance with generally accepted accounting principles) plus the amount of any accumulated depreciation with respect to such assets, as of the date of determination.

     "Transaction" shall have the meaning set forth in the preamble of this Agreement.

     "Value" shall mean the reported last sale price of a unit of security regular way on a given day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange Composite Tape, or, if such securities are not listed or admitted to trading on such exchange, on the

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principal national securities exchange on which such securities are listed or admitted to trading; or, if such securities are not listed or admitted to trading on any national securities exchange, the closing sales price, or, if there is no closing sales price, the average of the closing bid and asked prices, in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof; or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose; or, if no such prices are furnished, the fair market value of such security as estimated by a nationally recognized investment banking firm selected by SCG (subject to the Company's approval, which will not be unreasonably withheld), which estimate shall be prepared at the expense of the Company; provided, however, that any determination of the "Value" of a security hereunder shall be based on the assumption that such security is freely transferable without registration under the Securities Act.

     "Violation" shall have the meaning set forth in Section 7(f)(i) of this Agreement.

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to SCG as follows:

          (a) Organization and Standing. The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with full power and authority to own its properties and conduct its business as now conducted and as proposed by it to be conducted.

          (b) No Defaults.   The performance of this Agreement and the
     consummation of the transactions herein contemplated will not conflict with the Declaration of Trust, Bylaws or other governing documents of the Company.

          (c) Authority. The Company has full right, power and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and judicial limitations on the right of specific performance or by general equitable principles, and except as enforceability of indemnification provisions hereof may be limited by federal securities laws.

          (d) Investment Company Act. The Company is not required to be registered under the Investment Company Act of 1940, as amended.

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

     3. Representations and Warranties of SCG. SCG hereby represents and warrants to the Company as follows:

          (a) Organization and Standing. SCG has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and conduct its business as now conducted.

          (b) Authorization. SCG has full right, power and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly authorized, executed and delivered by SCG and constitutes a valid and binding agreement of SCG enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and judicial limitations on the right of specific performance or by general equitable principles. The performance by SCG of all of its obligations under this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which SCG is a party or by which SCG is bound or to which any of the property or assets of SCG is subject, nor will any such action result in any violation of the provisions of the Articles of Incorporation or the By-Laws of SCG or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over SCG or any of its properties.

          (c) Investment Company Act. SCG is not required to be registered under the Investment Company Act of 1940, as amended.

     4. Corporate Configuration. SCG and its affiliates, including the Company (collectively, the "SCG Group and each, a "Member"), constitute a group of businesses engaged in real estate research, investment and management. Since inception, the SCG Group has compiled an excellent record of growth in its business. The parties recognize that the SCG Group has a distinct character that is reflected in its objectives, principles, operating policies and management style and that the SCG Group's overall objective is to create the maximum value for Members and the shareholders thereof. The parties further recognize that an important element of the SCG Group's success has been its ability to attract, motivate, develop and retain talented individuals. Historically, this has been accomplished by combining the operational aspects of a Member with the organizational, management, technical and financial strengths of SCG. Following the consummation of the Transaction, the parties desire that the distinctive character of the SCG Group continue as between the Company, SCG and the other Members and, accordingly, agree to the following provisions of this Section 4.

          (a) Statement of Purpose and Objectives. The parties believe that the creation of value for the shareholders of the Company and the other Members is dependent in large part on the ability of the Members to attract, motivate, develop and retain talented individuals. The parties further recognize that each Member enjoys the benefits and support derived from its affiliates within the SCG Group and that these benefits and support are important for the continued success of each of the Members. In that regard, the Company and SCG agree that the provisions of this Section 4 are necessary to continue the development of a corporate structure and depth of management capable of sustaining a high rate of value-creation over a long period of time. Further, the Company and SCG agree that it is critical to the accomplishment of its goals to (i) recognize the intrinsic value of each employee as an individual, (ii) treat each employee and applicant for employment without discrimination as to race, creed, color, sex, age, orientation or national origin, (iii) maintain an atmosphere that combines professional achievement with personal enjoyment, (iv) provide training opportunities that permit employees to perform their jobs in a better and more meaningful manner, (v) provide each employee with opportunity for career growth and advancement within the SCG Group based upon individual ability and performance, (v) recognize the value and potential of self-motivation of people who thoroughly understand their jobs so that individual initiative and thought will be encouraged in the accomplishment of all tasks, (vi) compensate employees fairly and competitively and (vii) maintain and enhance the strengths of each Member.

          (b) Transferability of Employees. To accomplish the foregoing objectives, each of the parties hereto agrees that SCG may notify the Company's officers and employees of employment opportunities with other Members of the SCG Group (including SCG) and may make such opportunities available to such officers and employees; provided, that prior to making any such opportunity available to any Senior Officer, SCG shall first give the Board written notice of its intention to make any such opportunity available to a Senior Officer at least 14 days prior to any discussions with a Senior Officer regarding such opportunity. No Member (or any director, trustee, officer, employee or shareholder of such Member) shall have any liability to any other Member (or any director, trustee, officer, employee or shareholder of such Member) as a result of the compliance by such Member with the provisions of this Section 4. In the event that any claims are made by any Person as a result of the compliance by a Member with the provisions of this Section 4, each Member shall be responsible for its own costs of defending against such claim.

          (c) Termination. The provisions of this Section 4 shall continue and remain in full force and effect until such time as the Company shall cease to be a Member.

     5. Covenants of the Company. The Company covenants and agrees with SCG as follows:

          (a) Board Representation. From and after the date hereof and for so long thereafter as SCG Beneficially Owns 10% or more of the outstanding Common Shares, the Company shall not increase the number of members of its Board to more than eight (8), and SCG shall be entitled to designate one or more Persons for nomination to the Board (such Person, a "Nominee") as follows and the Company will use its best efforts to cause the election of such Nominee or Nominees:

               (i) So long as SCG Beneficially Owns at least 10% but less than 25% of the outstanding Common Shares, one (1) Nominee;

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               (ii) So long as SCG Beneficially Owns 25% or more of the
          outstanding Common Shares, that number of Nominees as shall bear approximately the same ratio (rounded down to the nearest whole number) to the total number of members of the Board as the number of Common Shares Beneficially Owned by SCG bears to the total number of outstanding Common Shares, provided, that (A) SCG shall be entitled to designate not more than three (3) Nominees so long as the Board consists of not more than eight (8) members; and (B) any Person who is employed by SCG or who is an employee or a director of any corporation of which SCG is a 25% shareholder (except for the Company) shall be deemed to be a designee of SCG.

          (b) File Reports. For as long as SCG shall continue to Beneficially Own any Common Shares, the Company shall file on a timely basis all annual, quarterly and other reports required to be filed by it under Sections 13 and 15(d) of the Exchange Act, and the Rules and Regulations of the Commission thereunder, as amended from time to time.

          (c) Advice of Actions. Without first having consulted with the Nominee or Nominees of SCG designated by SCG in writing, the Company will not seek approval by the Board of any proposal relating to:

               (i) Budget.  The Company's annual budget.

               (ii) Expenses. Incurring expenses in any year exceeding (A) any line item in the annual budget by the greater of $500,000 or 20% or and (B) the total expenses set forth in the annual budget by 15%.

               (iii) Assets. The acquisition or sale of any assets in any single transaction or any series of related transactions in the ordinary course of the Company's business where the aggregate purchase price paid or received by the Company exceeds $25,000,000.

               (iv) Contracts. Entering into any new contract with a service provider (A) for investment management, property management, or leasing services or (B) that reasonably contemplates annual contract payments by the Company in excess of $1,000,000.

     Notwithstanding the foregoing, the Company shall have no obligation to accept or comply with any advice offered by SCG or its designated Nominees in any consultation pursuant to this Section 5(c).

          (d) Approval Rights. So long as SCG Beneficially Owns 25% or more of the Common Shares outstanding, SCG shall have the right (each, an "Approval Right") to approve the following matters as proposed by the Company:

               (i) Equity Securities. The (A) issuance or sale of any Common Shares, (B) grant of any rights, options or warrants to subscribe for or purchase Common Shares or any security convertible into or exchangeable for Common

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

          Shares or (C) the issuance or sale of any security convertible into or exchangeable for Common Shares, in any such case, at a price per share less than the Value of a Common Share on the date of such issuance, sale or grant. For purposes of the preceding sentence Common Shares shall be deemed to be issued at less than Value if the price per share for which Common Shares issuable upon exercise of rights, options or warrants or upon conversion or exchange of convertible or exchangeable securities is less than the Value on the date of issuance. The provisions of this Section 5(d)(i) shall not apply to (A) the sale or grant of any options to purchase shares of beneficial interest of the Company pursuant to the provisions of any benefit plan approved by the shareholders of the Company, (B) the issuance or sale of shares of beneficial interest upon the exercise of any rights, options or warrants granted, or upon the conversion or exchange of any convertible or exchangeable security issued or sold, prior to the date of this Agreement or in accordance with the provisions of this Section 5, (C) the issuance and sale of any shares of beneficial interest of the Company pursuant to any dividend reinvestment and share purchase plan approved by the Board or (D) the issuance, grant of distribution of rights, options or warrants to all holders of Common Shares entitling them to subscribe for or purchase shares of beneficial interest of the Company or securities convertible into or exercisable for shares of beneficial interest.

               (ii) Fixed Charges. The issuance and sale of any Disqualified Shares if, as a result thereof, the Company's Fixed Charge Coverage Ratio would be less than 1.4 to 1.0.

               (iii) Benefit Plans and Compensation. The adoption of any employee benefit plan pursuant to which shares of beneficial interest of the Company or any securities convertible into shares of beneficial interest of the Company may be issued and any action with respect to the compensation of the Senior Officers (including the granting or award of any bonuses or share-based incentive awards); provided, however, that SCG will not have an Approval Right as to any action with respect to the compensation of a Senior Officer as to whom SCG has delivered a notice under Section 4, for so long as the employment opportunity that is the subject of such notice is available to such Senior Officer.

               (iv) Indebtedness. The incurrence of any additional indebtedness (including guarantees and including renegotiations and restructurings of existing indebtedness) if, as a result thereof, the Company's Interest Expense Coverage Ratio would be less than 2.0 to 1.0.

Notwithstanding anything to the contrary contained herein, the Approval Rights of SCG shall terminate and be of no further force or effect at such time as SCG Beneficially Owns less than 25% of the Common Shares outstanding.

          (e) Approval Right Procedures. The Company shall submit any proposed action with respect to any Approval Right for consideration by SCG, together with information which sets forth in reasonable detail the background and reasons for such action, reasonably in advance of the date any action would be required to be taken by or on behalf of the Company to permit SCG to review the information and make an informed decision. The approval of SCG pursuant to
     Section 5(d), other than where written approval is expressly required, shall be deemed to have been received if SCG does not communicate otherwise to the Company by the fifteenth day after SCG shall have received a written request for such approval.

          (f) Company Support. If there is a final judicial determination before any court of competent jurisdiction that any or all of the Approval Rights are not enforceable or exercisable in any manner by SCG, whether by reason of Maryland statutory or common law or otherwise, the Company agrees to defer any action proposed by the Company which is the subject of any of the Approval Right which was so determined not to be enforceable or exercisable and SCG shall have the right to cause the Company to call a special meeting of shareholders at which meeting SCG may present an alternative slate of trustees for election (which slate may include some of the same nominees as the then current Board). The Company and SCG agree that they will each use their best efforts to prepare and file with the Commission definitive proxy material, to have such material cleared by the Commission and to mail such material to the Company's shareholders, as soon as practicable. The Company shall in any event provide SCG with a list of the shareholders of record for such meeting and a complete list of non-objecting beneficial holders and deposits in securities positions listings as of such date. The Company and SCG shall not, and their respective directors, trustees, officers, employees and agents shall not, take any action that would have the effect of delaying, preventing or impeding the special meeting of shareholders or the mailing of proxy materials in respect of such meeting, including the commencement of any action, suit or proceeding at law or in equity seeking to enjoin, delay or impede the special meeting or the mailing of proxy materials in respect of such meeting. The parties shall each bear their own costs in connection with any special meeting of shareholders pursuant to this Section 5(f); provided, that the Company shall bear all costs typically borne by companies in connection with annual meetings of shareholders.

          (g) Non-interference. The Company shall not provide any Person with rights which are similar or more extensive than the Approval Rights provided to SCG hereunder and shall not grant to any Person or Group the right to nominate a greater number of members to the Company's Board than the number SCG is entitled to designate pursuant to Section 5(a), in each case, without the prior approval of SCG, which may be withheld in SCG's sole and absolute discretion; the Company shall not enter into any agreement or arrangement with any Person which shall impede or impair the Approval Rights in any manner.

          (h) Inspection. At any time during regular business hours and as often as reasonably requested of the Company's officers, the Company will permit SCG or any authorized employee, agent or representative of SCG to examine and make copies and abstracts from the records and books of account of, and to visit the properties of, the Company and to discuss the affairs, finances, and accounts of the Company with any of its officers or directors; provided, that all costs and expenses of such inspection shall be borne by SCG.

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

          (i) Continuing Exemption. The Company hereby covenants and agrees that (i) the Board resolution exempting SCG from the application of the provisions of Article 2, Section 7(c) of the Declaration of Trust to the extent that SCG acquires or shall have acquired securities of the Company giving it Beneficial Ownership of an aggregate of not more than 49% of the outstanding Common Shares, (ii) the Board resolution irrevocably exempting SCG from the application of Title 3, Subtitle 6 of the Corporations and Associations Article of the Annotated Code of Maryland entitled "Special Voting Requirements" (Section 3-601 through and including Section 3-604) so long as SCG Beneficially Owns 49% or less of the outstanding Common Shares, and (iii) the Bylaw amendment exempting SCG from the application of the provisions of Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland entitled "Voting Rights of Certain Control Shares" (Section 3-701 through and including Section 3-709) with respect to any Common Shares acquired in connection with the Original Agreement, will not be rendered ineffective, and will continue to exempt the transactions contemplated hereby from the application of the provisions of Article 2, Section 7(c) of the Declaration of Trust, and Title 3, Subtitles 6 and 7 of the Corporations and Associations Article of the Annotated Code of Maryland, notwithstanding the Beneficial Ownership of SCG of more than 49% of the outstanding Common Shares, when such ownership results solely from (i) a reduction in the number of outstanding Common Shares as a result of acquisitions of Common Shares by the Company, or (ii) any other action taken solely by the Company or any Person other than SCG or its Affiliates.

     6.  Covenants of SCG.

          (a) During the term of this Agreement, neither (x) SCG nor (y) any person acting in concert with SCG pursuant to a written or oral agreement to acquire Beneficial Ownership of more than 49% of the outstanding Common Shares, will, directly or indirectly (including through the acquisition of ownership of more than 25% of the interest in a Person owning Common Shares or securities convertible or exchangeable into or exercisable for Common Shares) (it being understood that SCG shall not structure its shareholder interests or its ownership interests in other entities so as to intentionally circumvent the provisions of this Section 6(a)), acquire any Common Shares or securities convertible or exchangeable into or exercisable for Common Shares if the effect of such acquisition would be to increase the Beneficial Ownership of all Common Shares then owned by the Persons included within clauses (x) and (y) of this Section 6(a) to greater than 49% of the outstanding Common Shares; provided that, such Persons or SCG may acquire Common Shares or securities convertible or exchangeable into or exercisable for Common Shares without regard to the foregoing limitation pursuant to a tender offer for Company securities that meets the following conditions:

               (i) the tender offer is made for all Company securities not held by SCG;

               (ii) the consideration offered is all cash and is offered equally to all holders; and

               (iii) the tender offer is held open for at least 90 days.

          (b) The Board shall have no restrictions on its ability to oppose any such tender offer, including the activation of its shareholder defenses and attempting to find better offers.

          (c) Notwithstanding anything in this Agreement to the contrary, SCG may make a tender offer for Common Shares at any time and having whatever terms that SCG deems appropriate (including terms inconsistent with (i) -
     (iii), inclusive, of Section 6(a)), and purchase any Common Shares tendered, if such tender offer is made in response to a tender offer made by a party which is not an Affiliate of SCG and is not instigated by SCG for the purpose of avoiding its obligations under this Agreement.

          (d) During the term of this Agreement, neither SCG, any officer or director of SCG nor any Person that owns, directly or indirectly, more than 20% of SCG's then outstanding voting securities will, directly or indirectly, act in concert with any other Person or Persons or form a Group for the purpose of acquiring Common Shares or securities convertible or exchangeable into or exercisable for Common Shares; provided, however, nothing in this Section 6(d) shall prohibit SCG from acquiring Common Shares or securities convertible or exchangeable into or exercisable for Common Shares pursuant to Section 6(a) of this Agreement.

     7.  Registration Rights.

          (a) Demand. At any time after the date hereof and for so long thereafter as SCG shall continue to own any Registrable Securities, SCG may request registration of all or any part of its Registrable Securities pursuant to Rule 415 under the Securities Act by delivering written notice to the Company specifying the number of Registrable Securities that SCG desires to sell, and the Company shall use its reasonable efforts to effect the registration of such Registrable Securities under the Securities Act.

          (b) Registration Procedures. If and whenever the Company is required by any of the provisions of this Section 7 to use its reasonable efforts to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall:

               (i) prepare and file with the Commission a registration statement with respect to such securities and use its reasonable efforts to cause such registration statement to become effective and remain effective for as long as shall be necessary to complete the distribution of at least 90% of the Registrable Securities so registered;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement, and the prospectus used in connection therewith, as may be necessary to keep such registration statement effective for so long as shall be necessary to complete the distribution of at least 90% of the Registrable Securities so registered and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever SCG shall desire to sell or otherwise dispose of the same within such period;

               (iii) furnish to SCG such numbers of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement, including any preliminary prospectus, and any amendment or supplement thereto, and such other documents, as may be reasonably requested in order to facilitate the sale or other disposition of the Registrable Securities owned by SCG;

               (iv) use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as SCG shall reasonably request, and do any and all other acts and things reasonably requested by SCG to assist the public sale or other disposition by SCG in such jurisdictions of the securities owned by SCG, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

               (v) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

               (vi) use its reasonable efforts to list such securities on any securities exchange or quotation system on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange or quotation system; and

               (vii) notify SCG, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (c) Number of Registrations. SCG shall be entitled to request one registration of its Registrable Securities pursuant to Section 7(a) for each $100 million in Value of Registrable Securities Beneficially Owned by SCG on the date of such request.

          (d) Company's Ability to Postpone. The Company shall have the right to postpone the filing of a registration statement under this Section 7 for a reasonable period of time (not exceeding 60 days) if the Company furnishes SCG with a certificate signed by any Senior Officer stating that, in its good faith judgment, the Board has determined that effecting the registration at such time would adversely affect a material financing, acquisition, disposition of assets or shares, merger or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company.

          (e) Expenses. All expenses incurred in the registration of Registrable Securities under this Agreement shall be paid by the Company. The expenses shall include, without limitation, the expenses of preparing the registration statement and the prospectus used in connection therewith and any amendment or supplement thereto, printing and photocopying expenses, all registration and filing fees under Federal and state securities laws, and expenses of complying with the securities or blue sky laws of any jurisdictions; provided, however, that SCG shall be responsible for paying the fees and disbursements of its own counsel and any underwriting discounts, commissions and fees.

          (f) Indemnification.   In the event any Registrable Securities are
     included in a registration statement under this Section 7:

               (i) Indemnity by Company. Without limitation of any other indemnity provided to SCG, to the extent permitted by law, the Company will indemnify and hold harmless SCG and its officers, directors and each Person, if any, who controls SCG (within the meaning of the Securities Act or the Exchange Act), against any losses, claims, damages, liabilities and expenses (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and the Company will reimburse SCG and its officers, directors and any controlling person thereof for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case for any such loss, claim, damage, liability, expense or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by SCG or any officer, director or controlling person thereof.

               (ii) Indemnity by SCG. In connection with any registration statement in which SCG is participating, SCG will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its trustees and officers and each Person who controls the Company (within the meaning of the Securities Act or Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any Violation, but only to the extent that such Violation is contained in any information or affidavit so furnished in writing by SCG; provided, that the obligation to indemnify will be several and not joint and several with any other Person and will be limited to the net amount received by SCG from the sale of Registrable Securities pursuant to such registration statement.

               (iii) Notice; Right to Defend. Promptly after receipt by an indemnified party under this Section 7(f) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7(f), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 7(f) only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party other than under this Section 7(f).

               (iv) Contribution.  If the indemnification provided for in this
          Section 7(f) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount SCG shall be obligated to contribute pursuant to this Section 7(f)(iv) shall be limited to an amount equal to the proceeds to SCG of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which SCG has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).

               (v) Survival of Indemnity.  The indemnification provided by this
          Section 7(f) shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any Person entitled to indemnification hereunder and the expiration or termination of this Agreement.

          (g) Limitations on Registration Rights.

               (i) The Company shall not, without the prior written consent of SCG, include in any registration in which SCG has a right to participate pursuant to this Agreement any securities of any Person other than SCG.

               (ii) SCG shall not, without the prior written consent of the Company, effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of securities of the Company during any period commencing 30 days prior to and ending 60 days after the effective date of any registration statement filed by the Company on behalf of any Person (including the Company), other than a registration statement on Form S-8 or any successor form.

          (h) Registrable Securities.  The term "Registrable Securities" means
     (i) any Common Shares now owned or hereafter acquired by SCG and (ii) any Common Shares or other securities that may subsequently be issued with respect to such Common Shares as a result of a share split or dividend or any sale, transfer, assignment or other transaction by the Company involving the Common Shares and any securities into which the Common Shares may thereafter be changed as a result of merger, consolidation, recapitalization or otherwise. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act. All Registrable Securities shall cease to be Registrable Securities when all such securities may be sold in any three-month period pursuant to Rule 144, or any successor to such rule, under the Securities Act.

          (i) Assignment. SCG may assign without the consent of the Company its rights under this Section 7 with respect to any Registrable Securities to any party (a "Lender") to whom it provides a bona fide pledge, assignment or hypothecation of such Registrable Securities. If (i) SCG assigns its rights under this Section 7 with respect to

     Registrable Securities having an aggregate offering value of at least $100,000,000 to a Lender and (ii) any Event of Default occurs and is continuing under the related loan agreement between SCG (or one of its subsidiaries) and the Lender, the Lender may request one registration of all or part of its Registrable Securities having an aggregate offering value of at least $100,000,000 on Form S-3 (or any successor form) under the Securities Act by delivering written notice to the Company specifying the number of Registrable Securities that the Lender desires to sell and the Company shall use its reasonable efforts to effect the registration of such Registrable Securities under the Securities Act in accordance with and subject to the provisions of this Section 7.

     8.   Miscellaneous.

          (a) Survival of Representations, Warranties and Covenants. All representations, warranties and covenants contained herein shall survive the execution of this Agreement and shall remain in full force and effect until terminated in accordance with the provisions of this Agreement.

          (b) Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors, assigns and affiliates, but (except as provided in Section 7(i)) shall not be assignable by any party hereto without the prior written consent of the other party hereto.

          (c) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent via a recognized overnight courier with delivery confirmed in writing or sent via facsimile to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

          If to the Company:

               Security Capital Pacific Trust
               7670 South Chester Street
               Englewood, Colorado   80112
               Attention:  R. Scot Sellers
               Facsimile:  (303) 708-5999

          If to SCG:

               Security Capital Group Incorporated
               125 Lincoln Avenue
               Santa Fe, New Mexico  87501
               Attention:  Jeffrey A. Klopf
               Facsimile:  (505) 988-8920

          (d) Waiver. No party may waive any of the terms or conditions of this Agreement, except by a duly executed writing referring to the specific provision to be waived.

          (e) Amendment. This Agreement may be amended only by a writing duly executed by both the Company and SCG.

          (f) Severability. Insofar as is possible, each provision of this Agreement shall be interpreted so as to render it valid and enforceable under applicable law and severable from the remainder of this Agreement. A finding that any such provision is invalid or unenforceable in any jurisdiction shall not affect the validity or enforceability of any other provision or the validity or enforceability of such provision under the laws of any other jurisdiction.

          (g) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their affiliates, with respect to the subject matter hereof.

          (h) Expenses. Except as otherwise expressly contemplated herein to the contrary, regardless of whether the transactions contemplated hereby are consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

          (i) Captions. The Section and Paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

          (j) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

          (k) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

          (l) Specific Performance. Each of the parties hereto acknowledges that the obligations undertaken by it pursuant to this Agreement are unique and that the other party will not have an adequate remedy at law if it shall fail to perform any of its obligations hereunder, and each of the parties hereto therefore confirms that the right of the other party to specific performance of the terms of this Agreement is essential to protect the rights and interests of such party. Accordingly, in addition to any other remedies that either party hereto may have at law or in equity, SCG shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by the other party, and each party shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by the other party.

          (m) Limitation of Liability. Any obligation or liability whatsoever of the Company which may arise at any time under this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, out of the Company's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of its shareholders, trustees, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

                           *     *     *     *     *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

                                   SECURITY CAPITAL PACIFIC TRUST


                                   By: /s/ R. Scot Sellers
                                       -----------------------------------------
                                           R. Scot Sellers
                                           President and Chief Executive Officer


                                   SECURITY CAPITAL GROUP INCORPORATED


                                   By: /s/ Jeffery A. Klopf
                                       -----------------------------------------
                                           Jeffrey A. Klopf
                                           Senior Vice President and Secretary